Exhibit 3.  Articles of Incorporation and Bylaws.


  The Amendments to the Articles of Incorporation of The Rouse Company adopted
    May 26, 1988 and the Amended and Restated Articles of Incorporation of The Rouse Company, dated May 27, 1988, are incorporated by reference from the Exhibits to the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1988.

  The Articles of Amendment to the Amended and Restated Articles of
    Incorporation of The Rouse Company, which Articles of Amendment were effective January 10, 1991, are incorporated by reference from the Exhibits to the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1990.

  The Articles Supplementary to the Charter of The Rouse Company, dated February
    17, 1993, are incorporated by reference from the Exhibits to the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1992.

  The Articles Supplementary to the Charter of The Rouse Company, dated
    September 26, 1994, are incorporated by reference from the Exhibits to the Company's Form S-3 Registration Statement (No. 33-57707).

  The Articles Supplementary to the Charter of The Rouse Company, dated December
    27, 1994, are incorporated by reference from the Exhibits to the Company's Form S-3 Registration Statement (No. 33-57707).

  The Bylaws of The Rouse Company, as amended September 22, 1994, are incorporated by reference from the Exhibits to the Company's Form 10-Q Quarterly Report for the quarter ended September 30, 1994.

  All documents referred to above may be found in Commission file number 0-1743.